Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, October 27, 2010

Tompkins Financial Corporation reports third quarter earnings

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Amex)

Tompkins Financial Corporation reported net income of $7.5 million for the third quarter of 2010, a decrease of 11.46% from the $8.5 million reported for the same period in 2009. Net income of $24.9 million for the year-to-date period ended September 30, 2010, remains 5.60% ahead of the $23.6 million reported for the same nine month period last year.

Diluted earnings per share were $0.69 for the third quarter of 2010, a 12.7% decrease from the $0.79 reported for the third quarter of 2009. Diluted earnings per share totaled $2.30 for the first nine months of 2010, an increase of 5.02% over the $2.19 reported for the first nine months of 2009.

President and CEO Stephen S. Romaine commented, “Although earnings for the quarter declined from the same quarter last year, our year-to-date results remain strong, and in fact are the highest in our Company’s history. During the quarter, we also saw continuing improvement to our already strong capital position. Earning performance in the third quarter was negatively impacted by an increase in provision expense to address deterioration in a few larger credits that have been affected by the prolonged economic downturn. We recognize that many of our customers remain challenged by the current economic environment, but we are also encouraged by the fact that improving financial conditions were noted for several borrowers in the portfolio. Additionally, we continue to regularly receive payments on approximately 65% of the loans that we categorize as nonperforming. We remain diligent and proactive in managing credit exposure, which has served us well in these challenging economic times.”

Selected highlights for the third quarter and year-to-date period are included below:

■
Capital levels at September 30, 2010, remain comfortably above the regulatory minimums to be considered well capitalized, with a ratio of Tier I capital to average assets of 8.01%; and a ratio of total capital to risk-weighted assets of 13.14%. These ratios are improved from 7.44% and 11.89%, respectively at September 30, 2009.

■	Total loans were $1.9 billion at September 30, 2010, up 1.69% from September 30, 2009.

■	Total deposits were $2.5 billion at quarter end, up 5.47% from the same period in 2009.

■
Growth in average earning assets and noninterest bearing deposits offset a modest decline in the net interest margin, allowing net interest income to grow to $27.9 million in the third quarter of 2010, an increase of 4.05% from the same quarter last year. Net interest income for the year-to-date period ended September 30, 2010 was $83.9 million, an increase of 6.03% over the same period prior year.

■	The net interest margin for the third quarter of 2010 was 3.85% compared to 3.91% for the third quarter of 2009, and 3.91% for the second quarter of 2010.

■
Noninterest income was down 3.22% for the quarter and down 0.56% for the year-to-date period. Fee income from investment services, insurance, and card services were all up for both the quarter and year-to-date periods, while service charges on deposit accounts declined. The lower level of revenue from deposit service charges was attributable to new regulations that went into effect July 1, 2010 for new customers and August 15, 2010 for pre-existing customers. The new regulations require depositors to affirmatively elect certain deposit account services and the applicable fees associated with those services.

■
Noninterest expense for the third quarter of 2010 was $24.9 million, up 4.76% over the same period prior year. Noninterest expense for the year-to-date period was $73.9 million, an increase of 3.03% over the same nine month period in 2009.

■
The Company’s allowance for loan and lease losses totaled $28.7 million at September 30, 2010, which represented 1.50% of total loans. This allowance as a percentage of total loans has increased from 1.27% at year-end 2009, and 1.21% at September 30, 2009. The provision for loan and lease losses was $3.5 million in the third quarter of 2010, compared to $2.1 million in the third quarter of 2009, an increase of 63.8%. Higher net charge-offs and an increase in nonperforming loans contributed to the increase in provision expense from the prior year.

■
Annualized net charge-offs for the nine months ended September 30, 2010, represented 0.19% of average loans and leases, relatively unchanged from 0.18% for the same period in 2009. Nonperforming assets represented 1.72% of total assets as of September 30, 2010, up from 1.12% at December 31, 2009, and up from 0.87% at September 30, 2009. The increase in the current quarter was mainly due to the addition of a few larger credits. Performance ratios related to nonperforming asset levels and net charge-offs, remain well below the most recent peer averages published by the Federal Reserve.

Mr. Romaine added, “Our markets and our customers have not been immune to the challenges of the current economic climate, yet by being committed to our long term strategy we have been able to continue to perform at a high level. While many in the industry have experienced losses in recent years, we have continued to deliver double digit returns of shareholders equity. We remain committed to a strategy of long term sustainable growth that is focused on leveraging our current business model, driving operation efficiency, appropriately managing risk, and responding proactively to challenges.”

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

1 Federal Reserve peer ratio as of June 30, 2010, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)

	As of	As of
	09/30/2010	12/31/2009
ASSETS

Cash and noninterest bearing balances due from banks	$59,859	$43,686
Interest bearing balances due from banks	21,138	1,676
Federal funds sold	27,000	0
Money market funds	100	100
Cash and Cash Equivalents	108,097	45,462

Trading securities, at fair value	24,377	31,718
Available-for-sale securities, at fair value	985,569	928,770
Held-to-maturity securities, fair value of $44,696 at September 30, 2010, and $46,340 at December 31, 2009	43,092	44,825
Loans and leases, net of unearned income and deferred costs and fees	1,914,064	1,914,818
Less: Allowance for loan and lease losses	28,684	24,350
Net Loans and Leases	1,885,380	1,890,468

FHLB and FRB stock	19,330	20,041
Bank premises and equipment, net	46,261	46,650
Corporate owned life insurance	37,041	35,953
Goodwill	41,589	41,589
Other intangible assets, net	4,316	4,864
Accrued interest and other assets	52,059	62,920
Total Assets	$3,247,111	$3,153,260

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	1,256,812	1,183,145
Time	771,038	794,738
Noninterest bearing	500,678	461,981
Total Deposits	2,528,528	2,439,864

Federal funds purchased and securities sold under agreements to repurchase, including certain amounts at fair value of $0 at September 30, 2010, and $5,500 at December 31, 2009	191,596	192,784
Other borrowings, including certain amounts at fair value of $12,129 at September 30, 2010 and $11,335 at December 31, 2009	182,779	208,965
Trust preferred debentures	25,059	25,056
Other liabilities	42,654	41,583
Total Liabilities	$2,970,616	$2,908,252

EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued and outstanding: 10,914,723 at September 30, 2010; and 9,785,265 at December 31, 2009	1,091	978
Additional paid-in capital	196,898	155,589
Retained earnings	71,254	92,402
Accumulated other comprehensive income (loss)	8,075	(3,087)
Treasury stock, at cost – 90,419 shares at September 30, 2010, and 81,723 shares at December 31, 2009	(2,373)	(2,326)

Total Tompkins Financial Corporation Shareholders’ Equity	274,945	243,556
Noncontrolling interests	1,550	1,452
Total Equity	$276,495	$245,008
Total Liabilities and Equity	$3,247,111	$3,153,260

See accompanying notes to unaudited condensed consolidated financial statements.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	09/30/2010	09/30/2009	09/30/2010	09/30/2009
INTEREST AND DIVIDEND INCOME
Loans	$26,675	$26,916	$80,044	$80,092
Due from banks	5	3	27	15
Federal funds sold	5	2	14	10
Money market funds	0	7	0	35
Trading securities	255	342	843	1,049
Available-for-sale securities	8,215	8,849	26,009	26,683
Held-to-maturity securities	359	411	1,160	1,397
FHLB and FRB stock	230	28	731	86
Total Interest and Dividend Income	35,744	36,558	108,828	109,367
INTEREST EXPENSE
Time certificates of deposits of $100,000 or more	1,035	1,352	3,360	4,157
Other deposits	3,178	4,468	10,506	14,427
Federal funds purchased and repurchase agreements	1,336	1,560	4,069	4,690
Trust preferred securities	407	347	1,210	725
Other borrowings	1,924	2,051	5,770	6,229
Total Interest Expense	7,880	9,778	24,915	30,228
Net Interest Income	27,864	26,780	83,913	79,139
Less: Provision for loan/lease losses	3,483	2,127	7,074	6,530
Net Interest Income After Provision for Loan/Lease Losses	24,381	24,653	76,839	72,609
NONINTEREST INCOME
Investment services income	3,423	3,287	10,764	9,826
Insurance commissions and fees	3,365	3,198	9,722	9,438
Service charges on deposit accounts	2,115	2,371	6,602	6,861
Card services income	1,105	960	3,147	2,684
Mark-to-market gain on trading securities	177	256	558	354
Mark-to-market (loss) gain on liabilities held at fair value	(323)	73	(940)	761
Other income	1,401	1,497	3,887	4,163
Net other-than-temporary impairment losses	(34)	(146)	(34)	(146)
Net gain on security transactions	(2)	104	173	130
Total Noninterest Income	11,227	11,600	33,879	34,071
NONINTEREST EXPENSES
Salaries and wages	10,611	10,265	31,618	29,862
Pension and other employee benefits	3,616	3,340	10,970	10,086
Net occupancy expense of premises	1,820	1,680	5,427	5,467
Furniture and fixture expense	986	1,117	3,312	3,361
FDIC insurance	978	810	2,747	3,328
Amortization of intangible assets	186	218	586	702
Other operating expense	6,655	6,293	19,202	18,881
Total Noninterest Expenses	24,852	23,723	73,862	71,687
Income Before Income Tax Expense	10,756	12,530	36,856	34,993
Income Tax Expense	3,233	4,037	11,818	11,279
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	7,523	8,493	25,038	23,714
Less: Net income attributable to noncontrolling interests	33	33	98	98
Net Income Attributable to Tompkins Financial Corporation	$7,490	$8,460	$24,940	$23,616
Basic Earnings Per Share	$0.69	$0.79	$2.31	$2.21
Diluted Earnings Per Share	$0.69	$0.79	$2.30	$2.19
Per share data has been retroactively adjusted to reflect 10% stock dividend paid on Feburary 15, 2010

See accompanying notes to unaudited condensed consolidated financial statements.

Average Consolidated Balance Sheet and Net Interest Analysis

	Quarter Ended			Year to Date Period Ended			Year to Date Period Ended
	September 30, 2010			September 30, 2010			September 30, 2009
(Dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate
ASSETS

Interest-earning assets

Interest-bearing balances due from banks	$16,603	$5	0.12%	$30,112	$27	0.12%	$9,730	$15	0.21%
Money market funds	100	—	0.00%	100	—	0.00%	19,447	35	0.24%
Securities (1)
U.S. Government Securities	842,432	7,461	3.51%	837,883	23,710	3.78%	700,549	23,605	4.51%
Trading Securities	25,324	255	3.99%	28,569	843	3.95%	35,851	1,049	3.91%
State and municipal (2)	105,954	1,471	5.51%	105,441	4,581	5.81%	112,657	5,111	6.07%
Other Securities (2)	17,231	211	4.86%	17,855	654	4.90%	21,106	1,327	8.41%
Total securities	990,941	9,398	3.76%	989,748	29,788	4.02%	870,163	31,092	4.78%
Federal Funds Sold	10,364	5	0.19%	10,956	14	0.17%	7,642	10	0.17%
FHLB and FRB stock	19,549	230	4.67%	19,526	731	5.01%	20,364	86	0.56%
Loans, net of unearned income (3)
Real Estate	1,354,265	19,023	5.57%	1,340,032	56,878	5.67%	1,273,356	56,447	5.93%
Commercial Loans (2)	455,770	6,205	5.40%	462,442	18,749	5.42%	460,777	18,756	5.44%
Consumer Loans	79,869	1,409	7.00%	81,818	4,271	6.98%	87,239	4,525	6.93%
Direct Lease Financing	10,334	155	5.95%	11,044	498	6.03%	13,269	602	6.07%
Total loans, net of unearned income	1,900,238	26,792	5.59%	1,895,336	80,396	5.67%	1,834,641	80,330	5.85%
Total interest-earning assets	2,937,795	36,430	4.92%	2,945,778	110,956	5.04%	2,761,987	111,568	5.40%

Other assets	230,683			228,545			205,370

Total assets	3,168,478			3,174,323			2,967,357

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	1,193,990	1,381	0.46%	1,217,756	4,776	0.52%	1,106,931	6,632	0.80%
Time Dep > $100,000	323,616	1,035	1.27%	333,814	3,360	1.35%	295,104	4,156	1.88%
Time Dep < $100,000	436,887	1,726	1.57%	432,415	5,382	1.66%	419,254	7,151	2.28%
Brokered Time Dep < $100,000	19,394	71	1.45%	27,968	348	1.66%	42,493	645	2.03%
Total interest-bearing deposits	1,973,887	4,213	0.85%	2,011,953	13,866	0.92%	1,863,782	18,584	1.33%
Federal funds purchased & securities sold under agreements to repurchase repurchase	185,525	1,336	2.86%	183,521	4,069	2.96%	188,403	4,690	3.33%
Other borrowings	188,159	1,924	4.06%	192,551	5,770	4.01%	207,496	6,229	4.01%
Trust preferred debentures	25,059	407	6.44%	25,057	1,210	6.46%	15,260	725	6.35%
Total interest-bearing liabilities	2,372,630	7,880	1.32%	2,413,082	24,915	1.38%	2,274,941	30,228	1.78%
Noninterest bearing deposits	479,980			458,931			423,588
Accrued expenses and other liabilities	42,351			41,122			39,919

Total liabilities	2,894,961			2,913,135			2,738,448

Tompkins Financial Corporation Shareholders’ equity	271,983			259,687			227,408

Noncontrolling interest	1,534			1,501			1,501

Total equity	273,517			261,188			228,909

Total liabilities and equity	$3,168,478			$3,174,323			$2,967,357
Interest rate spread			3.60%			3.66%			3.62%
Net interest income/margin on earning assets		28,550	3.85%		86,041	3.91%		81,340	3.94%

Tax Equivalent Adjustment		(686)			(2,128)			(2,201)

Net interest income per consolidated financial statements		$27,864			$83,913			$79,139

(1)	Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2)
Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rate of 40% to increase tax exempt interest income to taxable-equivalent basis.

(3)
Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company’s condensed consolidated financial statements included in Part I of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data	Quarter-Ended					Year-Ended
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Dec-09

Period End Balance Sheet
Securities	$1,053,038	$1,023,220	$1,026,301	$1,005,313	$908,765	$1,005,313
Loans and leases, net of unearned income and deferred costs and fees	1,914,064	1,900,303	1,887,038	1,914,818	1,882,321	1,914,818
Allowance for loan and lease losses	28,684	26,530	25,366	24,350	22,800	24,350
Total assets	3,247,111	3,161,648	3,206,763	3,153,260	3,088,039	3,153,260

Total deposits	2,528,528	2,460,223	2,512,201	2,439,864	2,397,431	2,439,864
Federal funds purchased and securities sold under agreements to repurchase	191,596	175,336	181,255	192,784	192,099	192,784
Other borrowings	182,779	189,561	190,545	208,965	194,795	208,965
Trust preferred debentures	25,059	25,058	25,057	25,056	23,018	25,056
Shareholders’ equity	276,495	268,683	254,444	245,008	241,647	245,008

Average Balance Sheet
Average earning assets	$2,937,795	$2,953,673	$2,945,953	$2,920,269	$2,792,319	$2,801,884
Average assets	3,168,478	3,181,476	3,173,064	3,132,599	2,999,961	3,009,007
Average interest-bearing liabilities	2,372,630	2,424,245	2,443,145	2,408,997	2,289,144	2,308,731
Average equity	273,517	260,197	249,586	245,176	233,535	233,009

Share data
Weighted average shares outstanding (basic) [1]	10,845,106	10,818,218	10,724,644	10,702,447	10,693,698	10,686,989
Weighted average shares outstanding (diluted) [1]	10,893,641	10,876,421	10,776,934	10,752,737	10,763,374	10,759,520
Period-end shares outstanding	10,878,813	10,830,001	10,793,573	9,752,619	9,722,834	9,752,619
Book value per share [1]	25.42	24.81	23.57	22.84	22.59	22.84

Income Statement
Net interest income	$27,864	$28,106	$27,944	$27,897	$26,780	$107,037
Provision for loan/lease losses	3,483	1,408	2,183	2,758	2,127	9,288
Noninterest income	11,227	11,331	11,320	12,142	11,600	46,213
Noninterest expense	24,852	24,516	24,494	24,931	23,723	96,617
Income tax expense	3,233	4,447	4,138	4,104	4,037	15,383
Net income attributable to Tompkins Financial	7,490	9,033	8,416	8,214	8,460	31,831
Noncontrolling interests	33	33	33	32	33	131
Basic earnings per share [1]	$0.69	$0.84	$0.78	$0.77	$0.79	$2.98
Diluted earnings per share [1]	$0.69	$0.83	$0.78	$0.76	$0.79	$2.96

Asset Quality
Net charge-offs	1,329	244	1,167	1,208	646	3,610
Nonaccrual loans and leases	48,966	33,645	29,521	31,289	25,837	31,289
Loans and leases 90 days past due and accruing	1,737	1,758	51	369	579	369
Troubled debt restructurings not included above	3,264	3,264	3,703	3,265	0	3,265
Total nonperforming loans and leases	53,967	38,667	33,275	34,923	26,416	34,923
OREO	1,845	1,638	558	299	440	299
Nonperforming assets	55,812	40,305	33,833	35,222	26,856	35,222

RATIO ANALYSIS	Quarter-Ended					Year-Ended
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Dec-09
Credit Quality
Net loan and lease losses/ average loans and leases *	0.28%	0.05%	0.25%	0.25%	0.14%	0.20%
Nonperforming loans and leases/loans and leases	2.82%	2.03%	1.76%	1.82%	1.40%	1.82%
Nonperforming assets/assets	1.72%	1.28%	1.06%	1.12%	0.87%	1.12%
Allowance/nonperforming loans and leases	53.15%	68.61%	76.23%	69.72%	86.31%	69.72%
Allowance/loans and leases	1.50%	1.40%	1.34%	1.27%	1.21%	1.27%

Capital Adequacy (period-end)
Tier I capital / average assets	8.01%	7.77%	7.56%	7.44%	7.44%	7.44%
Total capital / risk-weighted assets	13.14%	13.10%	12.56%	12.14%	11.89%	12.14%

Profitability
Return on average assets *	0.94%	1.14%	1.08%	1.04%	1.12%	1.06%
Return on average equity *	10.86%	13.92%	13.68%	13.29%	14.37%	13.66%
Net interest margin (TE) *	3.85%	3.91%	3.95%	3.89%	3.91%	3.92%

* Quarterly ratios have been annualized

	Quarter-Ended					Year-Ended
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Dec-09
Non-GAAP Disclosure
Reported net income	$7,490	$9,033	$8,416	$8,214	$8,460	$31,831
Adjustments:
FDIC special insurance assessment (after-tax)	0	0	0	0	0	822
Subtotal adjustments	0	0	0	0	0	822
Adjusted net income	7,490	9,033	8,416	8,214	8,460	32,653
Weighted average shares outstanding (diluted)	10,893,641	10,876,421	10,776,934	10,752,737	10,763,374	10,759,520
Adjusted diluted earnings per share	$0.69	$0.83	$0.78	$0.76	$0.79	$3.03

	Year-to-date period ended
Non-GAAP Disclosure	Sep-10	Sep-09
Reported net income	$24,940	$23,616
Adjustments:
FDIC special insurance assessment (after-tax)	—	822
Subtotal adjustments	—	822
Adjusted net income	24,940	24,438
Weighted average shares outstanding (diluted)[1]	10,844,880	10,761,439
Adjusted diluted earnings per share	$2.30	$2.27

[1] Weighted average shares and per share data in this press release have been retroactively adjusted to reflect a 10% stock dividend paid on February 15, 2010.